Form N-SAR, Sub-Item 77Q1(e)
Submission of matters to a vote of security holders

Nuveen Insured Premium Income
Municipal Fund 2
33-64412, 811-07792

An annual meeting of the shareholders of the Nuveen Insured Premium Income Municipal
Fund 2 (the Fund) was held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve until
2. their successors shall have been duly
3. elected and qualified;

Approval of the Board Members was
reached as follows:

Robert P. Bremner
For 34,798,026
Withhold 322,701

Lawrence H. Brown
For  34,801,250
Withhold 319,477

Jack B. Evans
For  34,803,398
Withhold  317,329

William C. Hunter
For 34,807,109
Withhold  313,618

David J. Kundert
For 34,805,787
Withhold  314,940

William J. Schneider, elected by Preferred
 shareholders only
For 10,080
Withhold  71

Timothy R. Schwertfeger, elected by Preferred
shareholders only
For 10,081
Withhold  70

Judith M. Stockdale
For 34,806,671
Withhold  314,056

Eugene S. Sunshine
For  34,800,554
Withhold  320,173

4. approve a new Investment
5.  Management Agreement .

The number of shares voted in the
 affirmative:
34,476,589 and
the number of negative votes:  220,728

Proxy materials are herein incorporated by reference to the SEC filing on June 21, 2005, under Conformed Submission Type DEF 14A, accession
Number 0000950137-05-007662.